EXHIBIT 99(b)


                        CERTIFICATION


      Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Brinker International, Inc. (the "Company"), hereby certifies that the Company's Annual Report on Form 10-K for the year ended June 26, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated:  September 24, 2002         By: /s/ Ronald A. McDougall
                                   Name:  Ronald A. McDougall
                                   Title: Chairman of the Board and
                                          Chief Executive Officer
                                         (Principal Executive Officer)